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                                                                Exhibit 23


                       Independent Auditors' Consent
                       -----------------------------


The Board of Directors
Mercantile Bancorporation Inc.:

We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No.
33-43694, No. 33-48952, and No. 33-57543, each on Form S-8, and No.
33-45863, No. 33-50981, No. 33-55439, No. 33-52986, No. 33-50579, No.
33-56603, No. 33-58467, and No. 33-63609, each of Form S-4, of
Mercantile Bancorporation Inc., of our report dated March 11, 1996, relating to the supplemental consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1995, 1994, and 1993, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K dated March 11, 1996 of Mercantile Bancorporation Inc.

                                        /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
March 11, 1996